SUPPLEMENTAL ANALYST PACKAGE Second Quarter Earnings Conference Call TABLE OF CONTENTS Financial Highlights..... 1 Consolidated Balance Sheets.... 2 Consolidated Statements of Operations... 3 Consolidated Statements of Funds from Operations... 4 Adjusted EBITDA and Coverage Ratios...... ... 5 Supplemental Cash Flow Information...... 6 Portfolio Overview... 7 Consolidated Operating and Leasing Statistics....... ... 8 Consolidated Market Operating Statistics 9 Consolidated Portfolio Overview 10 Unconsolidated Portfolio Overview ... 11 Lease Expirations... 12 Top 25 Customers ... 13 Historical Industrial Operating and Leasing Statistics.. 14 Acquisitions.... 15 Operating Property Dispositions 16 Contributions to Private Captial Joint Ventures 17 New Development & Renovation Projects... ... 18 Development & Renovation Projects in Process.. 19 Stabilized Development & Renovation Projects ...... 21 Development Projects Available for Sale or Contribution and Sold or Contributed Projects... 22 Land Inventory...... 23 Capitalization Summary.. 24 Co-Investment Consolidated Joint Ventures... 25 Other Consolidated Joint Ventures... 26 Unconsolidated Joint Ventures, Mortgage Investments and Other Investments....... 27 Reporting Definitions.. ... 28 Supplemental Financial Measures Disclosures..... 29 AMB Property Corporation Contacts...... 30 Cover: AMB expanded its presence in Los Angeles’ South Bay industrial submarket to approximately 6.8 million square feet, with acquisitions of the fully-leased 119,400 square foot AMB Skylark Distribution Center, and the 3 acre AMB Topanga trailer storage development site. Los Angeles is AMB’s largest market with more than 18 million square feet of operating properties and projects under development. i

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)

	Quarters Ended June 30,			Six Months Ended June 30,		
	2006	Change	2005	2006	Change	2005
Operating Data						
Revenues	$ 180,273	14.2%	$ 157,808	$ 361,283	15.1%	$ 313,960
Adjusted EBITDA [1]	168,832	31.3%	128,549	294,462	10.6%	266,181
Net income available to common stockholders	72,335	85.4%	39,006	95,719	14.0%	83,990
FFO [2]	82,355	62.7%	50,622	131,094	30.9%	100,147
Per diluted share and unit:						
EPS	$ 0.80	77.8%	$ 0.45	$ 1.06	9.3%	$ 0.97
FFO [2]	0.87	58.2%	0.55	1.39	27.5%	1.09
Dividends per common share	0.460	4.5%	0.440	0.920	4.5%	0.880
Ratios						
Interest coverage [1]	3.7 x		3.0 x	3.4 x		3.1 x
Fixed charge coverage [1]	2.8 x		2.3 x	2.5 x		2.4 x
FFO payout	53%		80%	66%		81%

	As of		
	June 30, 2006	March 31, 2006	December 31, 2005
Capitalization			
AMB's share of total debt [3]	$ 2,983,751	$ 2,830,250	$ 2,601,878
Preferred equity	377,824	388,846	467,325
Market equity	4,675,100	5,010,887	4,435,696
Total capitalization	$ 8,036,675	$ 8,229,983	$ 7,504,899
Ratios			
AMB's share of total debt-to-AMB's share of total book capitalization [3][4]	56.9%	55.9%	53.3%
AMB's share of total debt-to-AMB's share of total market capitalization [3][5]	37.1%	34.4%	34.7%
Total common shares and units outstanding	92,484,670	92,332,552	90,211,430

(1) See the footnotes to the Adjusted EBITDA and Coverage Ratios.
(2) See the footnotes to the Consolidated Statements of Funds from Operations.
(3) See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company's share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company's financial performance, and the limitations of the measure as a measurement tool.
(4) See Reporting Definitions for definition of "AMB's share of total debt-to-AMB's share of total book capitalization."
(5) See Reporting Definition for definition of "AMB's share of total debt-to-AMB's share of total market capitalization."

1

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	As of		
	June 30, 2006	March 31, 2006	December 31, 2005
Assets			
Investments in real estate:			
Total investments in properties	$ 7,376,322	$ 6,913,524	$ 6,798,294
Accumulated depreciation	(774,528)	(736,760)	(697,388)
Net investments in properties	6,601,794	6,176,764	6,100,906
Investments in unconsolidated joint ventures	123,107	118,472	118,653
Properties held for contribution, net	71,981	266,311	32,755
Properties held for divestiture, net	46,857	31,201	17,936
Net investments in real estate	6,843,739	6,592,748	6,270,250
Cash and cash equivalents	231,912	168,007	267,233
Mortgages and loans receivable	18,816	21,589	21,621
Accounts receivable, net	127,528	148,907	178,682
Other assets	114,371	112,312	64,953
Total assets	$ 7,336,366	$ 7,043,563	$ 6,802,739
Liabilities and Stockholders' Equity			
Secured debt	$ 1,824,468	$ 1,917,805	$ 1,912,526
Unsecured senior debt	1,051,249	950,937	975,000
Unsecured credit facilities	909,952	734,110	490,072
Other debt	88,217	63,543	23,963
Accounts payable and other liabilities	254,223	249,149	263,744
Total liabilities	4,128,109	3,915,544	3,665,305
Minority interests:			
Joint venture partners	950,209	899,658	853,643
Preferred unitholders	189,964	200,986	278,378
Limited partnership unitholders	89,717	87,973	89,114
Total minority interests	1,229,890	1,188,617	1,221,135
Stockholders' equity:			
Common equity	1,803,036	1,764,071	1,740,751
Preferred equity	175,331	175,331	175,548
Total stockholders' equity	1,978,367	1,939,402	1,916,299
Total liabilities and stockholders' equity	$ 7,336,366	$ 7,043,563	$ 6,802,739

2

SUPPLEMENTAL ANALYST PACKAGE Second Quarter Earnings Conference Call CONSOLIDATED STATEMENTS OF OPERATIONS (dollars in thousands, except share data) For the Quarters Ended For the Six Months Ended June 30, June 30, 2006 2005 2006 2005 Revenues Rental revenues $175,330$154,370$351,234 $307,204 Private capital income 4,943 3,438 10,049 6,756 Total revenues 180,273 157,808 361,283 313,960 Costs and expenses Property operating costs (44,883) (39,916) (90,400) (79,500) Depreciation and amortization (44,088) (37,764) (87,162) (72,636) Impairment losses (5,394) - (5,394) — General and administrative (25,144) (20,111) (47,998) (38,060) Other expenses (1) 296 792 (241) (738) Fund costs (479) (380) (1,093) (744) Total costs and expenses (119,692) (97,379) (232,288) (191,678) Other income and expenses Equity in earnings of unconsolidated joint ventures (2) 8,278 7,188 10,366 8,430 Other income (1) 1,933 1,667 4,998 1,804 Gains from dispositions of real estate, net — 17,622 - 18,923 Development profits, net of taxes 45,698 1,975 46,372 19,924 Interest expense, including amortization (44,075) (37,186) (83,800) (74,011) Total other income and expenses 11,834 (8,734) (22,064) (24,930) Income from operations before minority interests 72,415 51,695 106,931 97,352 Minority interests’ share of income: Joint venture partners’ share of income (9,060) (8,893) (17,731) (18,242) Joint venture partners’ share of development profits (1,619) (284) (1,651) (10,120) Preferred unitholders (4,024) (5,368) (9,025) (10,736) Limited partnership unitholders (495) (849) (1,311) (1,379) Total minority interests’ share of income (15,198) (15,394) (29,718) (40,477) Income from continuing operations 57,217 36,301 77,213 56,875 Discontinued operations: Income (loss) attributable to discontinued operations, net of minority interests 1,063 (882) 1,630 (2,634) Gain from disposition of real estate, net of minority interests 17,073 5,370 24,087 33,315 Total discontinued operations 18,136 4,488 25,717 30,681 Net income 75,353 40,789 102,930 87,556 Preferred stock dividends (3,095) (1,783) (6,191) (3,566) Preferred unit redemption discount/(issuance costs) 77 — (1,020) — Net income available to common stockholders $72,335$39,006$95,719$83,990 Net income per common share (diluted) $0.80$0.45$1.06$0.97 Weighted average common shares (diluted) 90,135,659 87,076,011 90,147,493 86,845,858 (1) Includes changes in liabilities and assets associated with the Company’s deferred compensation plan. (2) Includes gains on sale of operating assets of $7.7 million, $8.3 million, $4.8 million and $5.0 million, respectively, for the three and six months ended June 30, 2006 and 2005.

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS [(1)]

(dollars in thousands, except share data)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,	
	2006	2005	2006	2005
Net income	$ 75,353	$ 40,789	$ 102,930	$ 87,556
Gains from disposition of real estate, net of minority interests	(17,073)	(22,992)	(24,087)	(52,238)
Depreciation and amortization:				
Total depreciation and amortization	44,088	37,764	87,162	72,636
Discontinued operations' depreciation	350	7,166	544	16,416
Non-real estate depreciation	(1,068)	(802)	(2,068)	(1,547)
Adjustments to derive FFO from consolidated JVs:				
Joint venture partners' minority interests (Net income)	9,060	8,893	17,731	18,242
Limited partnership unitholders' minority interests (Net income)	495	849	1,311	1,379
Limited partnership unitholders' minority interests (Development profits)	2,208	94	2,240	552
Discontinued operations' minority interests (Net income)	(110)	2,025	(214)	4,180
FFO attributable to minority interests	(21,748)	(24,103)	(42,183)	(47,690)
Adjustments to derive FFO from unconsolidated JVs:				
AMB's share of net income	(8,278)	(7,188)	(10,366)	(8,430)
AMB's share of FFO	2,096	4,469	5,305	7,216
AMB's share of development profits, net	-	5,441	-	5,441
Preferred stock dividends	(3,095)	(1,783)	(6,191)	(3,566)
Preferred unit redemption discount (issuance costs)	77	-	(1,020)	-
Funds from operations	$ 82,355	$ 50,622	$ 131,094	$ 100,147
FFO per common share and unit (diluted)	$ 0.87	$ 0.55	$ 1.39	$ 1.09
Weighted average common shares and units (diluted)	94,520,866	91,795,834	94,534,263	91,566,987

(1) See Supplemental Financial Measures Disclosures for a discussion of why management believes FFO is a useful supplemental measure of operating performance, of ways in which investors might use FFO when assessing AMB's financial performance, and of FFO's limitations as a measurement tool.

4

SUPPLEMENTAL ANALYST PACKAGE Second Quarter Earnings Conference Call ADJUSTED EBITDA (1) AND COVERAGE RATIOS (dollars in thousands) For the Quarters Ended For the Six Months Ended June 30, June 30, 2006 2005 2006 2005 Net income $75,353 $40,789 $102,930 $87,556 Depreciation and amortization 44,088 37,764 87,162 72,636 Impairment losses 5,394 — 5,394 — Stock-based compensation amortization 6,112 2,664 10,941 6,944 Adjustments to derive adjusted EBITDA from unconsolidated JVs: AMB’s share of net income (8,278) (7,188) (10,366) (8,430) AMB’s share of FFO (2) 2,096 4,469 5,305 7,216 AMB’s share of interest expense 2,428 2,274 4,455 3,936 AMB’s share of development profits, net of taxes — 5,441 - 5,441 Interest expense, including amortization 44,075 37,186 83,800 74,011 Total minority interests’ share of income 15,198 15,394 29,718 40,477 Total discontinued operations, including gains (18,136) (22,110) (25,717) (49,604) Discontinued operations’ adjusted EBITDA 502 11,866 840 25,998 Adjusted EBITDA $168,832$128,549$294,462$266,181 Interest Interest expense, including amortization — continuing operations $44,075$37,186$83,800$74,011 Interest expense, including amortization — discontinued operations (801) 3,558 (1,120) 8,036 AMB’s share of interest expense from unconsolidated JVs 2,428 2,274 4,455 3,936 Total interest$45,702$43,018$87,135$85,983 Interest coverage (3) 3.7 x 3.0 x 3.4 x 3.1 x Fixed charge Interest expense, including amortization — continuing operations $44,075$37,186$83,800$74,011 Amortization of financing costs and debt premiums — continuing operations (1,805) (465) (4,476) (1,438) Interest expense, including amortization — discontinued operations (801) 3,558 (1,120) 8,036 Amortization of financing costs and debt premiums — discontinued operations — (111) — (233) AMB’s share of interest expense from unconsolidated JVs 2,428 2,274 4,455 3,936 Capitalized interest 10,018 6,813 18,551 13,741 Preferred unit distributions 4,024 5,368 9,025 10,736 Preferred stock dividends 3,095 1,783 6,191 3,566 Total fixed charge $61,034$56,406$116,426$112,355 Fixed charge coverage (4) 2.8 x 2.3 x 2.5 x 2.4 x (1) See Supplemental Financial Measures Disclosures for a discussion of why management believes adjusted EBITDA is a useful supplemental measure of operating performance and liquidity, of ways in which investors might use adjusted EBITDA when assessing AMB’s financial performance, and of adjusted EBITDA’s limitations as a measurement tool. (2) See Supplemental Financial Measures Disclosures for a discussion of why management believes FFO is a useful supplemental measure of operating performance, of ways in which investors might use FFO when assessing AMB’s financial performance, and of FFO’s limitations as a measurement tool. (3) See Reporting Definitions for interest coverage and Supplemental Financial Measures Disclosures for a discussion of why management believes interest coverage is a useful supplemental measure of liquidity. (4) See Reporting Definitions for fixed charge coverage and Supplemental Financial Measures Disclosures for a discussion of why management believes fixed charge coverage is a useful supplemental measure of liquidity.

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

SUPPLEMENTAL CASH FLOW INFORMATION

(dollars in thousands)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,	
	2006	2005	2006	2005
Supplemental Information:				
Straight-line rents and amortization of lease intangibles	$ 6,154	$ 4,864	$ 11,300	$ 9,361
AMB's share of straight-line rents and amortization of lease intangibles	$ 5,078	$ 3,277	$ 9,077	$ 5,700
Gross lease termination fees	$ 296	$ 51	$ 6,050	$ 1,282
Net lease termination fees [1]	$ 241	$ 38	$ 5,986	$ 1,214
AMB's share of net lease termination fees	$ 147	$ 38	$ 5,892	$ 1,209
AMB's share of unconsolidated JV's NOI [2]	$ 7,061	$ 1,776	$ 13,908	$ 6,414
JV Partners' share of cash basis NOI [2]	$ 36,678	$ 37,298	$ 70,812	$ 74,073
Discontinued operations' NOI - Held for Sale [2]	$ 207	$ 61	$ 347	$ 123
Discontinued operations' NOI - Sold [2]	$ 115	$ 11,831	$ 312	$ 25,909
Stock-based compensation amortization	$ 6,112	$ 2,664	$ 10,941	$ 6,944
Capitalized interest	$ 10,018	$ 6,813	$ 18,551	$ 13,741
Recurring capital expenditures:				
Tenant improvements	$ 4,605	$ 5,200	$ 8,426	$ 10,483
Lease commissions and other lease costs	6,548	4,609	12,646	10,178
Building improvements	12,474	6,922	16,272	11,327
Sub-total	23,627	16,731	37,344	31,988
JV Partners' share of capital expenditures	(6,036)	(4,432)	(9,859)	(7,719)
AMB's share of recurring capital expenditures	$ 17,591	$ 12,299	$ 27,485	$ 24,269

(1) Net lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance.

(2) See Supplemental Financial Measures Disclosures for a discussion of why management believes NOI is a useful supplemental measure for our management and investors, of ways to use this measure when assessing financial performance, and the limitations of the measure as a measurement tool.

6

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

PORTFOLIO OVERVIEW (1)
As of June 30, 2006

	U.S. Target	U.S. Non-Target	U.S. On-Tarmac	Mexico	Canada	Total N. America	Europe	Japan	Non-Japan Asia	Total Europe/Asia	Grand Total
Operating Portfolio (2)											
Number of buildings	859	70	34	11	-	974	33	8	1	42	1,016
Rentable square feet	88,413,463	6,914,944	2,679,526	2,474,745	-	100,482,678	3,746,379	1,960,480	151,749	5,858,608	106,341,286
% of total rentable square feet	83.2%	6.5%	2.5%	2.3%	-	94.5%	3.6%	1.8%	0.1%	5.5%	100.0%
Pro rata rentable square feet owned by AMB	57,422,148	4,527,375	2,488,202	494,949	-	64,932,674	3,728,814	392,096	151,749	4,272,659	69,205,333
% of total rentable square feet owned by AMB	83.0%	6.5%	3.6%	0.7%	-	93.8%	5.4%	0.6%	0.2%	6.2%	100.0%
Occupancy percentage	95.2%	90.0%	95.0%	95.8%	-	94.8%	97.9%	84.6%	100.0%	93.5%	94.8%
Annualized base rent (000's)	$492,108	$29,292	$46,010	$13,747	-	$581,157	$30,952	$22,755	$537	$54,244	$635,401
% of total annualized base rent	77.4%	4.7%	7.2%	2.2%	-	91.5%	4.8%	3.6%	0.1%	8.5%	100.0%
Number of leases	2,589	270	237	35	-	3,131	81	24	2	107	3,238
Annualized base rent per square foot	$5.85	$4.70	$18.07	$5.80	-	$6.10	$8.43	$13.72	$3.54	$9.90	$6.30
Development Pipeline (3)											
Number of development buildings	46	-	-	5	4	55	12	6	5	23	78
Rentable square feet	4,623,861	-	-	1,894,647	1,219,431	7,737,939	2,742,501	3,313,100	1,460,373	7,515,974	15,253,913
Land acres held for future development	984	139	-	172	102	1,397	70	57	-	127	1,524
Total number of buildings	905	70	34	16	4	1,029	45	14	6	65	1,094
Total rentable square feet	93,037,324	6,914,944	2,679,526	4,369,392	1,219,431	108,220,617	6,488,880	5,273,580	1,612,122	13,374,582	121,595,199

(1) Includes consolidated and unconsolidated operating and development properties as well as recently completed developments that have not yet been placed in operations but are being held for sale or contribution.
(2) Includes all consolidated and unconsolidated operating properties.
(3) Development pipeline includes recently completed development projects available for sale or contribution totaling four buildings and 1,005,434 square feet.

7

AMB Property Corporation
SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

CONSOLIDATED OPERATING AND LEASING STATISTICS

(dollars in thousands, except per square foot amounts)

Operating Portfolio [1]	Quarter	Prior Quarter
Square feet owned at June 30, 2006 [3]	92,185,403	89,845,311
Occupancy percentage	95.4%	94.7%
Average Occupancy percentage [6]	94.5%	94.5%
Weighted average lease terms:		
Original	6.2 years	6.1 years
Remaining	3.4 years	3.4 years

Operating Portfolio [1]	Quarter	Year-to-Date
Tenant retention	66.7%	67.5%
Same Space Leasing Activity: [4]		
Rent increases (decreases) on renewals and rollovers [5]	(0.9%)	(6.0%)
Same space square footage commencing (millions)	4.6	9.3
2nd Generation Leasing Activity:		
TIs and LCs per square foot:		
Retained	$ 1.23	$ 1.25
Re-tenanted	3.21	3.05
Weighted average	$ 2.16	$ 2.09
Square footage commencing (millions)	5.2	10.1

Same Store Pool [2]	Quarter	Prior Quarter
Square feet in same store pool at June 30, 2006	79,143,334	79,661,500
% of total consolidated industrial square feet	85.9%	88.7%
Occupancy percentage at period end:		
June 30, 2006	95.6%	94.9%
June 30, 2005	94.5%	95.0%
Weighted average lease terms:		
Original	6.0 years	6.0 years
Remaining	3.2 years	3.2 years

Same Store Pool [2]	Quarter	Year-to-Date
Tenant retention	66.4%	67.6%
Same Space Leasing Activity: [4]		
Rent increases (decreases) on renewals and rollovers	(1.5%)	(6.4%)
Same space square footage commencing (millions)	4.5	9.0
Cash basis NOI % change: [5]		
Revenues	3.2%	2.3%
Expenses	3.7%	4.1%
NOI [5]	3.0%	1.7%
NOI without lease termination fees [5]	2.9%	2.2%

(1) Includes all consolidated operating properties and excludes development and renovation projects.
(2) The same store pool excludes properties purchased and developments stabilized after December 31, 2004. See Reporting Definitions.
(3) In addition to owned square feet as of June 30, 2006, the Company managed, but did not have an ownership interest in, approximately 0.2 million additional square feet of properties. One of the Company's subsidiaries also manages approximately 1.1 million square feet of properties representing the IAT portfolio on behalf of the IAT Air Cargo Facilities Income Fund. The Company also has investments in 14.2 million square feet of operating properties through its investments in unconsolidated joint ventures.
(4) Consists of second generation leases renewing or re-tenanting with current and prior lease terms greater than one year.
(5) See Supplemental Financial Measures Disclosures for a discussion of why management believes NOI is a useful supplemental measure for our management and investors, of ways to use this measure when assessing financial performance, and the limitations of the measure as a measurement tool.
(6) Based on monthly occupancy percentage.

8

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

CONSOLIDATED MARKET OPERATING STATISTICS (1)
As of June 30, 2006

	Atlanta	Chicago	Dallas/ Ft. Worth	Los Angeles (2)	Miami	No. New Jersey/ New York	San Francisco Bay Area	Seattle	U.S. On-Tarmac (3)	Total U.S. Hub and Gateway Markets	Total Other Markets	Total/ Weighted Average
Number of buildings	47	107	35	139	51	133	118	54	34	718	210	928
Rentable square feet	4,622,672	10,291,525	3,515,054	13,683,730	5,376,464	10,478,893	11,147,409	7,281,086	2,679,526	69,076,359	23,109,044	92,185,403
% of total rentable square feet	5.0%	11.2%	3.8%	14.8%	5.8%	11.4%	12.1%	7.9%	2.9%	74.9%	25.1%	100.0%
Occupancy percentage	92.5%	92.4%	92.9%	98.7%	96.2%	96.8%	97.8%	97.0%	95.0%	96.1%	93.2%	95.4%
Annualized base rent (000's)	$18,734	$49,865	$12,469	$86,091	$39,350	$73,270	$70,519	$33,441	$46,010	$429,749	$131,385	$561,134
% of total annualized base rent	3.3%	8.9%	2.2%	15.3%	7.0%	13.1%	12.6%	6.0%	8.2%	76.6%	23.4%	100.0%
Number of leases	161	226	119	388	253	370	348	215	237	2,317	727	3,044
Annualized base rent per square foot	$4.38	$5.24	$3.82	$6.37	$7.61	$7.22	$6.47	$4.73	$18.07	$6.47	$6.10	$6.38
Lease expirations as a % of ABR: (4)												
2006	6.5%	7.5%	1.7%	6.6%	5.8%	5.7%	4.4%	6.7%	9.3%	6.2%	4.5%	5.8%
2007	16.5%	32.2%	15.6%	12.2%	24.1%	12.5%	15.2%	18.9%	11.0%	16.9%	14.1%	16.3%
2008	20.4%	10.5%	17.3%	22.6%	11.8%	12.9%	17.2%	13.6%	13.5%	15.8%	13.0%	15.1%
Weighted average lease terms:												
Original	5.3 years	4.8 years	5.9 years	6.0 years	5.4 years	7.7 years	5.6 years	5.9 years	8.7 years	6.0 years	6.9 years	6.2 years
Remaining	2.7 years	2.6 years	3.8 years	3.1 years	3.3 years	4.7 years	2.6 years	3.0 years	4.9 years	3.3 years	4.0 years	3.4 years
Tenant retention:												
Quarter	27.3%	69.2%	56.9%	63.6%	67.8%	81.1%	42.6%	75.2%	98.7%	69.2%	46.8%	66.7%
Year-to-date	53.1%	65.6%	53.7%	63.9%	77.4%	76.1%	59.2%	75.7%	93.6%	68.9%	62.5%	67.5%
Rent increases on renewals and rollovers:												
Quarter	(12.4%)	(1.7%)	1.0%	3.4%	5.4%	8.0%	(19.7%)	3.6%	3.7%	(0.6%)	(3.1%)	(0.9%)
Same space SF leased	376,500	323,750	210,105	609,671	312,414	936,909	528,744	452,429	218,745	3,969,267	638,702	4,607,969
Year-to-date	(11.8%)	(7.1%)	(4.5%)	5.1%	2.7%	0.7%	(37.8%)	2.7%	3.0%	(6.4%)	(4.1%)	(6.0%)
Same space SF leased	413,165	1,283,298	499,148	1,197,109	791,192	1,446,467	926,529	709,758	269,874	7,536,540	1,799,779	9,336,319
Same store cash basis NOI % change: (5)												
Quarter	(2.4%)	11.5%	(2.3%)	4.3%	16.6%	2.9%	(5.0%)	(0.6%)	7.2%	3.1%	2.8%	3.0%
Year-to-date	(0.2%)	1.8%	(3.2%)	4.0%	17.0%	0.1%	(4.5%)	0.6%	5.0%	1.7%	1.4%	1.7%
Sq. feet owned in same store pool (6)	3,611,621	8,479,166	3,515,054	12,159,067	4,678,052	8,891,819	10,587,804	6,119,008	2,562,281	60,603,872	18,539,462	79,143,334
AMB's pro rata share of square feet (7)	2,391,855	8,698,568	2,552,038	11,011,531	4,400,671	5,542,072	8,562,343	3,830,913	2,488,202	49,478,193	19,727,140	69,205,333

(1) Includes all consolidated operating properties and excludes unconsolidated, development and renovation projects and recently completed development projects available for sale or contribution.
(2) The Company also has a 19.9 acre parking lot with 2,720 parking spaces and 12 billboard signs in the Los Angeles market immediately adjacent to LAX.
(3) Includes on-tarmac cargo facilities at 14 airports.
(4) See Reporting Definitions.
(5) See Supplemental Financial Measures Disclosures for a discussion of why management believes NOI is a useful supplemental measure for our management and investors, of ways to use this measure when assessing the Company's financial performance, and the limitations of the measure as a measurement tool.
(6) Same-store pool at June 30, 2006, excludes properties or developments stabilized after December 31, 2004.
(7) Calculated as AMB's pro rata share of square feet on consolidated and unconsolidated operating properties.

9

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

CONSOLIDATED PORTFOLIO OVERVIEW
As of June 30, 2006

	Number of Buildings	Rentable Square Feet	% of Total Rentable Square Feet	Occupancy Percentage	Annualized Base Rent (000's)	% of Total Annualized Base Rent	Number of Leases	Annualized Base Rent per Square Foot
U.S. Hub Markets	718	69,076,359	74.9 %	96.1 %	$ 429,749	76.6 %	2,317	$ 6.47
Other Markets								
U.S. Target Markets								
Austin	8	1,558,757	1.7	95.4	8,658	1.5	31	5.82
Baltimore/Washington DC	38	2,973,724	3.2	95.2	19,280	3.4	135	6.81
Boston	39	5,207,943	5.7	89.7	30,659	5.5	101	6.56
Minneapolis	30	3,788,347	4.1	95.3	15,944	2.8	133	4.42
Subtotal/Weighted Average	115	13,528,771	14.7 %	93.1 %	$ 74,541	13.2 %	400	$ 5.92
U.S. Non-Target Markets								
Charlotte	21	1,312,713	1.4	88.7	5,319	0.9	67	4.57
Columbus	1	240,000	0.3	30.0	216	0.0	3	3.00
Houston	1	410,000	0.5	100.0	2,569	0.5	1	6.27
Memphis	17	1,883,845	2.0	87.4	8,707	1.6	47	5.29
New Orleans	5	410,839	0.4	98.4	2,007	0.4	49	4.97
Orlando	16	1,424,748	1.6	99.4	6,537	1.2	77	4.62
Subtotal/Weighted Average	61	5,682,145	6.2 %	90.0 %	$ 25,355	4.6 %	244	$ 4.96
Non-U.S. Target Markets (1)(2)								
Amsterdam, Netherlands	5	476,972	0.5	100.0	4,976	0.9	5	10.43
Frankfurt, Germany	1	166,917	0.2	100.0	2,586	0.5	1	15.49
Hamburg, Germany	7	959,214	1.0	99.0	7,691	1.3	22	8.10
Lyon, France	1	262,491	0.3	100.0	1,568	0.3	2	5.97
Paris, France	19	1,880,785	2.0	96.4	14,131	2.5	51	7.79
Shanghai, China	1	151,749	0.2	100.0	537	0.1	2	3.54
Subtotal/Weighted Average	34	3,898,128	4.2 %	98.0 %	$ 31,489	5.6 %	83	$ 8.24
Total Other Markets	210	23,109,044	25.1	93.2	131,385	23.4	727	6.10
Total/Weighted Average	928	92,185,403	100.0 %	95.4 %	$ 561,134	100.0 %	3,044	$ 6.38

(1) Annualized base rent for leases denominated in foreign currencies is translated using the currency exchange rate at June 30, 2006.
(2) Total market square footage in international markets increases to 8.3 million square feet and the percentage of total annualized base rent increases to 10.7% when industrial operating properties owned in unconsolidated co-investment joint ventures are included.

10

SUPPLEMENTAL ANALYST PACKAGE Second Quarter Earnings Conference Call UNCONSOLIDATED OPERATING PORTFOLIO OVERVIEW As of June 30, 2006 Number Rentable Annualized % of Total Annualized of Square Occupancy Base Rent Annualized Base Rent per Buildings Feet Percentage (000’s) Base Rent Square Foot U.S. Hub Markets Atlanta 7 407,199 66.5% $1,477 2.0% $5.46 Chicago 36 4,046,721 88.0 15,740 21.2 4.42 Los Angeles 11 3,387,452 97.8 14,188 19.1 4.28 No. New Jersey/New York City 1 212,335 100.0 828 1.1 3.90 Subtotal/Weighted Average 55 8,053,707 91.3% $32,233 43.4% $4.38 434,152 1,595 U.S. Target Markets 5 81.7 2.1 4.49 U.S. Non-Target Markets 9 1,232,799 90.2 3,937 5.3 3.54 Non-U.S. Target Markets (1) Guadalajara, Mexico 6 933,542 98.4 4,991 6.8 5.43 Mexico City, Mexico 5 1,541,203 94.2 8,756 11.8 6.03 Tokyo, Japan 8 1,960,480 84.6 22,755 30.6 13.72 Subtotal/Weighted Average 19 4,435,225 90.9% $36,502 49.2% $9.06 Total/Weighted Average 88 14,155,883 90.8% $74,267 100.0% $5.78 (1) Annualized base rent for leases denominated in foreign currencies is translated using the currency exchange rate at June 30, 2006.

SUPPLEMENTAL ANALYST PACKAGE Second Quarter Earnings Conference Call LEASE EXPIRATIONS (1) As of June 30, 2006 (dollars in thousands) % of Square Annualized Annualized Feet Base Rent (2) Base Rent 2006 5,424,963 $37,189 5.8% 2007 16,637,191 100,124 15.5% 2008 15,775,144 94,241 14.6% 2009 14,298,429 90,304 14.0% 2010 11,833,283 90,199 14.0% 2011 10,816,913 78,537 12.2% 2012 5,214,747 43,240 6.7% 2013 2,198,869 19,336 3.0% 2014 4,921,588 38,552 6.0% 2015 4,558,282 27,733 4.2% 2016 and beyond 3,560,505 26,518 4.0% Total 95,239,914 $645,973 100.0% (1) Schedule includes spaces that expire on or after June 30, 2006. Schedule includes consolidated and unconsolidated operating properties. (2) Calculated as monthly rent at expiration multiplied by 12. Non-U.S. Dollar projects are converted to U.S. Dollars using the budgeted exchange rate at expiration.

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

TOP 25 CUSTOMERS (1)
As of June 30, 2006
(dollars in thousands)

Customer Name (2)	Number of Leases	Aggregate Rentable Square Feet	Percentage of Aggregate Leased Square Feet (3)	Annualized Base Rent (4)	Percentage of Aggregate Annualized Base Rent (5)
United States Government (6)(7)	48	1,405,290	1.3%	$ 20,121	3.2%
Deutsche Post World Net (DHL) (6)	45	2,022,471	1.9%	16,551	2.6%
FedEx Corporation (6)	28	1,383,184	1.3%	14,341	2.3%
National Distribution Centers	3	1,880,000	1.8%	6,964	1.1%
Harmonic Inc.	4	285,480	0.3%	6,884	1.1%
Sagawa Express	3	342,021	0.3%	5,864	0.9%
City and County of San Francisco	1	559,605	0.5%	5,714	0.9%
Nippon Express	7	551,745	0.5%	5,663	0.9%
La Poste	2	854,427	0.8%	5,654	0.9%
Expeditors International	7	999,303	0.9%	4,804	0.8%
BAX Global Inc/Schenker/Deutsche Bahn (6)	14	482,514	0.5%	4,651	0.7%
Worldwide Flight Services (6)	12	308,959	0.3%	4,484	0.7%
Panalpina, Inc.	7	684,415	0.6%	4,393	0.7%
FMI International	3	764,343	0.7%	4,240	0.7%
International Paper Company	6	473,399	0.4%	3,990	0.6%
UPS	15	559,994	0.5%	3,974	0.6%
United Air Lines Inc (6)	6	191,085	0.2%	3,408	0.5%
Forward Air Corporation	7	443,954	0.4%	3,318	0.5%
Ahold NV	6	693,280	0.7%	2,970	0.5%
Elmhult Limited Partnership	5	760,253	0.7%	2,686	0.4%
Virco Manufacturing Corporation	1	559,000	0.5%	2,566	0.4%
Aeroground Inc. (6)	6	201,367	0.2%	2,486	0.4%
Integrated Airline Services (6)	5	200,575	0.2%	2,326	0.4%
Applied Materials, Inc.	1	290,557	0.3%	2,277	0.4%
Ryder Integrated Logistics	3	368,307	0.3%	2,242	0.4%
Total		17,265,528	16.1%	$ 142,571	22.6%

(1) Schedule includes consolidated and unconsolidated operating properties.
(2) Customer(s) may be a subsidiary of or an entity affiliated with the named customer. The Company also holds a lease at our Park One property adjacent to LAX with an ABR of $7,487, which is not included.
(3) Computed as aggregate leased square feet divided by the aggregate leased square feet of operating properties.
(4) See Reporting Definitions.
(5) Computed as aggregate annualized base rent divided by the aggregate annualized base rent of operating properties.
(6) Apron rental amounts (but not square footage) are included.
(7) United States Government includes the United States Postal Service (USPS), United States Customs, United States Department of Agriculture (USDA) and various other U.S. governmental agencies.

13

SUPPLEMENTAL ANALYST PACKAGE Second Quarter Earnings Conference Call HISTORICAL OPERATING AND LEASING STATISTICS Total Rentable Square Feet Occupancy Percentage (Annual) (Quarterly) 130,000,000 100.0% 120,000,000 97.5% 110,000,000 100,000,000 95.0% 90,000,000 80,000,000 92.5% 70,000,000 60,000,000 90.0% 1998 1999 2000 2001 2002 2003 2004 2005 2006 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Tenant Retention Same Store NOI % Change (Annual) (Annual) 85.0% 10.0% 80.0% 8.0% 6. 0% 75.0% 4.0% 2. 0% 70.0% 0.0% -2.0% 65.0% -4.0% 60.0% -6.0% -8.0% 55.0% 1998 1999 2000 2001 2002 2003 2004 2005 2006 19 94 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006

AMB PROPERTY CORPORATION
SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

ACQUISITIONS
For the Quarter ended June 30, 2006
(dollars in thousands)

Property Name	Location	Number of Buildings	Square Feet	Month of Acquisition	Acquisition Cost	AMB's Ownership Percentage
Property Acquisitions						
AMB Alliance Fund III						
1. AMB Edgewood Distribution	St. Louis Park, MN	1	79,070	April	$ 5,860	20%
2. AMB Cherry Crossdock Distribution Center	Carteret, NJ	1	299,973	June	24,781	20%
3. AMB Macstar Distribution Center	Kearny NJ	1	508,608	June	40,144	20%
4. AMB Skylark Distribution Center	Rancho Dominguez, CA	1	119,400	June	11,495	20%
Subtotal		4	1,007,051		82,280	
AMB Partners II						
5. AMB Chancellory Park Portfolio	Wood Dale & Bensenville, IL	7	564,034	June	55,849	21%
6. AMB Territorial Industrial	Bolingbrook, IL	1	52,403	June	4,753	21%
Subtotal		8	616,437		60,602	
AMB Property Corporation						
7. AMB Le Grand Roissy Distribution Portfolio	Paris, France	14	816,614	May	98,453 (1)	100%
8. AMB Paris Nord 3 Distribution Center	Paris, France	1	42,108	June	5,451 (1)	100%
Subtotal		15	858,722		103,904	
Total Second Quarter Property Acquisitions		27	2,482,210		$ 246,786 (2)	54%
Weighted Average Stabilized Cap Rate GAAP/Cash					6.7%/6.6%	
Total Year-to-Date Property Acquisitions		59	4,620,990		$ 400,142 (2)	53%
Weighted Average Stabilized Cap Rate GAAP/Cash					6.9%/6.7%	

(1) Translated to U.S. Dollars using the exchange rate on the date of acquisition.
(2) Represents the total expected investment, including closing costs and estimated acquisition capital of $5.0 million and $8.1 million, respectively for the three and six months ended June 30, 2006.

15

SUPPLEMENTAL ANALYST PACKAGE Second Quarter Earnings Conference Call OPERATING PROPERTY DISPOSITIONS For the Quarter ended June 30, 2006 (dollars in thousands) AMB’s Number of Square Month of Disposition Ownership Property Name Location Buildings Feet Disposition Price Percentage 1. Amw iler Gw innett Industrial Atlanta, GA 6 435,526 June $24,483 100% 2. Artesia Industrial — Bldg 27 Compton, CA 1 71,150 May 6,688 100% 3. Scripps Sorento San Diego, CA 1 23,849 April 5,970 100% Total Second Quarter Dispositions 8 530,525$37,141 100% Weighted Average Stabilized Cash Cap Rate 6.6% Total Year-to-Date Dispositions 12 852,890$53,946 97% Weighted Average Stabilized Cash Cap Rate 6.7%

SUPPLEMENTAL ANALYST PACKAGE Second Quarter Earnings Conference Call CONTRIBUTIONS TO PRIVATE CAPITAL JOINT VENTURES For the Quarter ended June 30, 2006 (dollars in thousands) AMB’s Retained Number of Square Contribution Ownership Property Contributions Location Buildings Feet Value (1) Percentage 1. AMB Ohta Distribution Center Tokyo, Japan 1 789,965$242,960 20% 2. Encino Distribution Center Mexico City, Mexico 1 580,669 38,400 20% Total Second Quarter Property Contributions 2 1,370,634 $281,360 20% Weighted Average Stabilized Cash Cap Rate 5.5% Total Year-to-Date Property Contributions 2 1,370,634 $281,360 20% Weighted Average Stabilized Cash Cap Rate 5.5% (1) Translated to U.S. Dollars using the exchange rate on the date of contribution.

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

NEW DEVELOPMENT & RENOVATION PROJECTS
For the Quarter ended June 30, 2006
(dollars in thousands)

Projects	Location	Developer	Estimated Stabilization	Estimated Square Feet at Stabilization	Estimated Total Investment [1]	AMB's Ownership Percentage
1. AMB Fengxian Logistics Center - Bldgs 2,4,& 6 [3]	Shanghai, China	AMB	Q4 06	1,024,067	$ 43,200	60%
2. AMB Steel Road	Colton, CA	AMB	Q1 08	161,000	10,200	100%
3. AMB Riverfront Distribution Center - Bldg B	Puyallup, WA	AMB	Q1 08	382,500	21,400	100%
4. AMB Funabashi Distribution Center 5	Tokyo, Japan	AMB Blackpine	Q2 08	469,254	59,800	100%
Total Second Quarter New Projects				2,036,821	$ 134,600	87%
Weighted Average Estimated Yield [2]					7.3%	
Total Year-to-Date New Projects				4,938,737	$ 353,400	94%
Weighted Average Estimated Yield [2]					8.0%	

(1) Represents total estimated cost of renovation, expansion, or development, including initial acquisition costs, third party developer earnouts (if triggered by stabilization), prepaid ground leases and associated carry costs. The estimates are based on the Company's current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at June 30, 2006.
(2) Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects. See Reporting Definitions.
(3) Represents a renovation project. See Reporting Definitions.

18

AMB PROPERTY CORPORATION
SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

DEVELOPMENT & RENOVATION PROJECTS IN PROCESS
As of June 30, 2006
(dollars in thousands)

	Projects	Location	Developer	Estimated Stabilization	Estimated Square Feet at Stabilization	Estimated Total Investment [1]	AMB's Ownership Percentage
	2006 Deliveries						
1.	AMB Amagasaki Distribution Center 1	Osaka, Japan	AMB Blackpine	Q3	973,029	$ 97,700	100%
2.	AMB Redlands - Parcel 1	Redlands, CA	AMB	Q3	699,350	25,000	100%
3.	Monarch Commerce Center - Bldg 1	Miramar, FL	AMB	Q3	71,903	5,900	100%
4.	Monarch Commerce Center - Bldg 3	Miramar, FL	AMB	Q3	37,447	2,900	100%
5.	AMB BRU Air Cargo Center	Brussels, Belgium	AMB	Q3	102,655	12,600	100%
6.	AMB Horizon Creek - Bldg 200	Atlanta, GA	Seefried Properties	Q3	88,426	5,900	100%
7.	Dulles Commerce Center - Bldg 150	Dulles, VA	Seefried Properties	Q3	72,600	6,600	20%
8.	Northfield Bldg 700	Dallas, TX	Seefried Properties	Q3	108,640	6,300	20%
9.	Singapore Airport Logistics Center - Bldg 2 [4]	Changi, Airport, Singapore	Boustead Projects PTE	Q3	250,758	12,600	50%
10.	Agave - Bldg 4	Mexico City, Mexico	G. Accion	Q3	217,514	13,900	98%
11.	AMB Layline Distribution Center [3]	Torrance, CA	AMB	Q3	298,000	30,200	100%
12.	Frankfurt Logistics Center 556 - Phase II	Frankfurt, Germany	AMB	Q3	105,723	14,500	100%
13.	AMB Fokker Logistics Center 1	Amsterdam, Netherlands	Delta Group	Q4	234,050	29,300	100%
14.	AMB Milton 401 Business Park - Bldg 1	Toronto, Canada	AMB	Q4	373,245	20,400	100%
15.	Beacon Lakes Village - Phase 1 Bldg 2E	Miami, FL	Codina	Q4	52,668	5,900	50%
16.	Agave - Bldg 2	Mexico City, Mexico	G. Accion	Q4	259,473	15,000	98%
17.	AMB Kashiwa DC-1	Kashiwa, Japan	AMB Blackpine	Q4	221,160	24,500	100%
18.	AMB Mt. Prospect Distribution	Des Plaines, IL	AMB	Q4	228,603	26,200	100%
19.	Beacon Lakes - Bldg 6	Miami, FL	Codina	Q4	206,464	12,600	79%
20.	Highway 17 - 55 Madison Street [3]	Carlstadt, NJ	AMB	Q4	150,446	12,600	100%
21.	AMB Fengxian Logistics Center - Bldgs 2,4,& 6 [3]	Shanghai, China	AMB	Q4	1,024,067	43,200	60%
	Total 2006 Deliveries				5,776,221	$ 423,800	91%
	Leased or Under Contract For Sale/Funded-to-date				78%	$ 316,600 [2]	
	Weighted Average Estimated Yield [5]					8.5%	

Continued on next page

[1] Represents total estimated cost of renovation, expansion or development, including initial acquisition costs, third party developer earnouts (if triggered by stabilization), prepaid ground leases and associated carry costs. The estimates are based on the Company's current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at June 30, 2006.
[2] AMB's share of amounts funded to date for 2006, 2007 and 2008 deliveries was $299.2 million, $197.0 million and $121.5 million, respectively, for a total of $617.7 million.
[3] Represents a renovation project. See Reporting Definitions.
[4] Represents projects in unconsolidated joint ventures.
[5] Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects. See Reporting Definitions.

19

SUPPLEMENTAL ANALYST PACKAGE Second Quarter Earnings Conference Call DEVELOPMENT & RENOVATION PROJECTS IN PROCESS As of June 30, 2006 (dollars in thousands) (continued) Estimated Estimated AMB’s Estimated Square Feet Total Ownership Projects Location Developer Stabilization at Stabilization Investment (1) Percentage 2007 Deliveries 22. Beacon Lakes — Bldg 10 Miami, FL Codina Q1 192,476 $12,300 79% 23. AMB Annagem Distribution Centre Toronto, Canada AMB Q1 194,330 13,700 100% 24. AMB Pearson Logistics Centre 1-Bldg 200 Toronto, Canada AMB Q1 205,518 15,700 100% 25. AMB Turnberry Distribution VI Roselle, IL AMB Q1 179,400 10,500 20% 26. AMB Pearson Logistics Centre 1-Bldg 100 Toronto, Canada AMB Q2 446,338 29,800 100% 27. AMB Fokker Logistics Center 2A Amsterdam, Netherlands Delta Group Q2 118,166 15,600 100% 28. AMB Horizon Creek — Bldg 300 Atlanta, GA Seefried Properties Q2 189,732 9,000 100% 29. Platinum Triangle Land (4) Anaheim, Ca AMB Q2 - 33,200 100% 30. AMB Gonesse Distribution Center Gonesse, France GEPRIM Q2 590,077 54,400 100% 31. AMB Isle d’Abeau Logistics Park Bldg. C Lyon, France GEPRIM Q2 277,817 20,400 100% 32. AMB Douglassingel Distribution Center Amsterdam, Netherlands Austin Q3 148,714 21,800 100% 33. AMB Port of Hamburg 1 Hamburg, Germany BUSS Ports + Logistics Q3 413,441 35,700 94% 34. AMB Des Plaines Logistics Center Des Plaines, IL AMB Q3 125,080 12,400 100% 35. AMB Tres Rios Industrial Park — Bldg A Mexico City, Mexico G. Accion Q3 628,784 37,000 98% 36. AMB Tres Rios Industrial Park — Bldg B Mexico City, Mexico G. Accion Q3 315,156 18,500 98% 37. AMB DFW Logistics Center 1 Dallas, TX AMB Q4 113,640 5,400 100% 38. AMB Arrayanes — Bldg 2 Guadalajara, Mexico G. Accion Q4 473,720 19,800 90% 39. AMB Civic Center Corporate Park Torrance, CA AMB Q4 161,785 26,300 100% Total 2007 Deliveries 4,774,174 $391,500 96% Leased or Under Contract For Sale/Funded-to-date 6% $207,200 (2) Weighted Average Estimated Yield (3) 8.5% 2008 Deliveries 40. AMB Jiuting Distribution Center 2 Shanghai, China AMB Q1 185,548 $7,600 100% 41. AMB Steel Road Colton, CA AMB Q1 161,000 10,200 100% 42. AMB Riverfront Distribution Center — Bldg B Puyallup, WA AMB Q1 382,500 21,400 100% 43. AMB Valley Distribution Center Auburn , WA AMB Q1 766,245 42,700 100% 44. AMB Fokker Logistics Center 3 Amsterdam, Netherlands Delta Group Q1 324,725 41,900 50% 45. AMB Amagasaki Distribution Center 2 Osaka, Japan AMB Blackpine Q2 981,679 110,200 100% 46. AMB Barajas Logistics Park Madrid, Spain AMB Q2 427,133 35,000 80% 47. AMB Funabashi Distribution Center 5 Tokyo, Japan AMB Blackpine Q2 469,254 59,800 100% Total 2008 Deliveries 3,698,084 $328,800 91% Leased or Under Contract For Sale/Funded-to-date 0% $132,700 (2) Weighted Average Estimated Yield (3) 7.6% Total Scheduled Deliveries 14,248,479 $1,144,100 94% Leased or Under Contract For Sale/Funded-to-date 34% $656,500 (2) Weighted Average Estimated Yield (3) 8.2% (1) Represents total estimated cost of renovation, expansion or development, including initial acquisition costs, third party developer earnouts (if triggered by stabilization), prepaid ground leases and associated carry costs. The estimates are based on the Company’s current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at June 30, 2006. (2) AMB’s share of amounts funded to date for 2006, 2007 and 2008 deliveries was $299.2 million, $197.0 million and $121.5 million, respectively, for a total of $617.7 million. (3) Yields exclude value-added conversion projects and are calculated on an afte r-tax basis for international projects. See Reporting Definitions. (4) Represents a value-added conversion project. See Reporting Definitions.

AMB PROPERTY CORPORATION
SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

STABILIZED DEVELOPMENT & RENOVATION PROJECTS
For the Quarter ended June 30, 2006
(dollars in thousands)

Projects Placed in Operations	Location	Developer	Square Feet	Total Investment [(1)]	AMB's Ownership Percentage
1. Dulles Commerce Center - Bldg 200	Dulles, VA	Seefried Properties	97,232	$ 7,700	20%
2. Nash Logistics Center [(5)]	El Segundo, CA	IAC	75,000	13,600	50%
3. Spinnaker Logistics [(4)]	Redondo Beach, CA	IAC	278,816	31,200	39%
Total Second Quarter Placed in Operations			451,048	$ 52,500	39%
Leased/Weighted Average Yield [(3)]			71%	8.0%	
Total Year-to-Date Placed in Operations			760,096	$ 77,500	33%
Leased/Weighted Average Yield [(3)]			78%	8.2%	

Projects Placed in Available for Sale or Contribution [(2)]	Location	Developer	Square Feet	Total Investment [(1)]	AMB's Ownership Percentage
None	n/a	n/a	n/a	n/a	n/a
Total Second Quarter Available for Sale or Contribution			-	$ -	
Leased/Weighted Average Yield [(3)]					
Total Year-to-Date Available for Sale or Contribution			1,801,435	$ 260,300	100%
Leased/Weighted Average Yield [(3)]			90%	7.2%	

(1) Represents total estimated cost of renovation, expansion or development, including initial acquisition costs, third party developer earnouts (if triggered by stabilization), prepaid ground leases and associated carry costs. The estimates are based on the Company's current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at June 30, 2006.
(2) Represents projects where development activities have been completed and which the Company intends to sell or contribute within two years of construction completion.
(3) Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects. See Reporting Definitions.
(4) Represents a renovation project. See Reporting Definitions.
(5) Represents projects in unconsolidated joint ventures.

21

AMB PROPERTY CORPORATION
SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

DEVELOPMENT PROJECTS AVAILABLE FOR SALE OR CONTRIBUTION AND SOLD OR CONTRIBUTED PROJECTS
As of June 30, 2006
(dollars in thousands)

	Projects Available for Sale or Contribution [2]	Location	Square Feet	Total Investment [1]	AMB's Ownership Percentage
1.	Narita Air Cargo 1 - Phase 1 Bldg A	Tokyo, Japan	107,781	$ 11,300	100%
2.	Narita Air Cargo 1 - Phase 1 Bldg B	Tokyo, Japan	560,197	59,400	100%
3.	AMB Horizon Creek - Bldg 400	Atlanta, GA	204,256	9,600	100%
4.	Highway 17 - 50 Broad Street [3]	Carlstadt, NJ	133,200	9,100	100%
	Total Available for Sale or Contribution		1,005,434	$ 89,400	100%

	Projects Sold or Contributed	Location	Square Feet	Gross Price	AMB's Ownership Percentage Sold or Contributed	Share of Net Cash Gain
1.	AMB Ohta Distribution Center	Tokyo, Japan	789,965	$ 242,960 [4]	80%	
2.	Encino Distribution Center	Mexico City, Mexico	580,669	38,400 [4]	78%	
3.	Monarch Commerce Center - Bldg 2	Miramar, FL	32,152	2,894	100%	
4.	Seattle Logistics Land	Seattle, WA	n/a	424	100%	
	Total Second Quarter Sold or Contributed		1,402,786	$ 284,678	80%	$ 46,287
	Total Year-to-Date Sold or Contributed		1,402,786	$ 289,365	80%	$ 46,961

(1) Represents total estimated cost of renovation, expansion, or dev elopment, including initial acquisition costs, third party developer earnouts (if triggered by stabilization), prepaid ground leases and associated carry costs. The estimates are based on the Company's current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at June 30, 2006.
(2) Represents projects where development activities have been completed and which the Company intends to sell or contribute within two years of construction completion.
(3) Represents a renovation project. See Reporting Definitions.
(4) Translated to U.S. Dollars using the exchange rate on the date of contribution.

22

SUPPLEMENTAL ANALYST PACKAGE Second Quarter Earnings Conference Call LAND INVENTORY As of June 30, 2006 (dollars in thousands) North America Europe Asia Total Estimated Estimated Estimated Estimated Build Out Potential Build Out Potential Build Out Potential Build Out Potential Acres (square feet) Acres (square feet) Acres (square feet) Acres (square feet) Balance as of March 31, 2006 1,314 21,037,989 70 1,474,170 49 2,537,653 1,433 25,049,812 Acquisitions 115 2,030,838 — - 14 1,137,218 129 3,168,056 Sales (4) (34,848) - — — — (4) (34,848) Development Starts (28) (543,500) — — (6) (469,254) (34) (1,012,754) Balance as of June 30, 2006 1,397 22,490,479 70 1,474,170 57 3,205,617 1,524 27,170,266 Total investment $293,200 (1) $33,300 (1) $150,000 (1) $476,500 (1) $1,565,000 (2) (1) Includes initial acquisition cost and associated carry costs. (2) Represents total estimated costs of development including initial land acquisition cost and associated carry costs assuming full build out of land inventory.

AMB AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

CAPITALIZATION SUMMARY
As of June 30, 2006
(dollars in thousands, except share price)

Year	AMB Secured Debt [1]	Joint Venture Debt [1]	Unsecured Senior Debt	Credit Facilities [2]	Other Debt	Total Debt
2006	$ 45,459	$ 66,766	$ 150,000	$ -	$ 15,534	$ 277,759
2007	13,385	58,289	75,000	-	752	147,426
2008	42,069	179,202	175,000	-	810	397,081
2009	4,044	122,290	100,000	-	873	227,207
2010	69,865	118,753	250,000	909,952	941	1,349,511
2011	21,681	357,946	75,000	-	1,014	455,641
2012	98,749	172,120	-	-	1,093	271,962
2013	26,183	222,567	-	-	65,920 [6]	314,670
2014	16,262	5,460	-	-	616	22,338
2015	2,106	118,403	112,491	-	664	233,664
Thereafter	20,514	32,697	125,000	-	-	178,211
Sub-total	360,317	1,454,493	1,062,491	909,952	88,217	3,875,470
Unamortized premiums/(discount)	2,108	7,550	(11,242)	-	-	(1,584)
Total consolidated debt	362,425	1,462,043	1,051,249	909,952	88,217	3,873,886
AMB's share of unconsolidated JV Debt [3]	-	167,321	-	-	-	167,321
Total debt	362,425	1,629,364	1,051,249	909,952	88,217	4,041,207
JV partners' share of consolidated JV debt	-	(1,005,456)	-	-	(52,000)	(1,057,456)
AMB's share of total debt [6]	$ 362,425	$ 623,908	$ 1,051,249	$ 909,952	$ 36,217	$ 2,983,751
Weighted average interest rate	4.6%	6.3%	6.2%	3.2%	7.3%	5.4%
Weighted average maturity (in years)	5.3	5.3	4.4	3.8	5.7	4.7

Market Equity

Security	Shares	Price	Value
Common Stock	88,099,463	$ 50.55	$ 4,453,428
LP Units	4,385,207	50.55	221,672
Total	92,484,670		$ 4,675,100

Preferred Stock and Units [4]

Security	Dividend Rate	Liquidation Preference
Series D preferred units [7]	7.75%	$ 79,767
Series F preferred units [7]	7.95%	10,057
Series I preferred units [7]	8.00%	25,500
Series J preferred units	7.95%	40,000
Series K preferred units	7.95%	40,000
Series L preferred stock	6.50%	50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Weighted Average/Total	7.35%	$ 377,824

Capitalization Ratios

Total debt-to-total market capitalization [5]	44.4%
AMB's share of total debt-to-AMB's share of total market capitalization [5]	37.1%
Total debt plus preferred-to-total market capitalization [5]	48.6%
AMB's share of total debt plus preferred-to-AMB's share of total market capitalization [5]	41.8%

(1) AMB secured debt includes debt related to international assets in the amount of $265.8 million. Of this, $85.8 million is associated with assets located in Asia and the remaining $180.0 million is related to assets located in Europe.

(2) Represents three credit facilities with total capacity of approximately $1,193 million. Includes $394.0 million, $286.9 million and $93.8 million in Euro, Yen and Canadian dollar based borrowings, respectively, translated to U.S. Dollars using the foreign exchange rates at June 30, 2006.

(3) The weighted average interest and maturity for the unconsolidated JV debt were 4.5% and 4.8 years, respectively.

(4) Exchangeable under certain circumstances by the unitholder and redeemable at the option of the Company after a specified non-call period, generally five years from issuance.

(5) See Reporting Definitions for the Company's definitions of "total market capitalization," "AMB's share of total market capitalization," "market equity," and "preferred." See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company's share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company's financial performance, and the limitations of the measure as a measurement tool.

(6) Maturity includes $65 million balance outstanding on a $65 million non-recourse credit facility obtained by AMB Partners II.

(7) Callable as of June 30, 2006.

24

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

CO-INVESTMENT CONSOLIDATED JOINT VENTURES
As of June 30, 2006
(dollars in thousands)

Joint Ventures	AMB's Ownership Percentage	Number of Buildings	Square Feet (1)	Gross Book Value (2)	Property Debt	Other Debt	JV Partners' Share of Debt (3)
Co-Investment Operating Joint Ventures:							
AMB Erie (4)	50%	15	1,921,432	$ 100,276	$ 40,351	$ -	$ 20,175
AMB Partners II (6)	20%	116	9,641,184	651,287	284,851	65,000	280,311
AMB-SGP (7)	50%	74	8,287,007	439,962	237,589	-	118,496
AMB Institutional Alliance Fund II (5)	20%	70	7,966,444	506,024	248,239	-	196,036
AMB-AMS (8)	39%	33	2,172,137	148,501	62,286	-	38,202
AMB Institutional Alliance Fund III (9)	20%	86	9,565,571	919,385	479,174	-	379,602
Total Co-Investment Operating Joint Ventures	27%	394	39,553,775	2,765,435	1,352,490	65,000	1,032,822
Co-Investment Development Joint Ventures:							
AMB Partners II (6)	20%	1	72,600	5,747	-	-	-
AMB Institutional Alliance Fund II (5)	20%	1	108,640	9,566	-	-	-
AMB Institutional Alliance Fund III (9)	20%	1	179,400	8,547	-	-	-
Total Co-Investment Development Joint Ventures	20%	3	360,640	23,860	-	-	-
Total Co-Investment Consolidated Joint Ventures	27%	397	39,914,415	$ 2,789,295	$ 1,352,490	$ 65,000	$ 1,032,822

Co-investment Joint Ventures	Cash NOI (10)	Net Income	FFO	Partners' Share of Cash NOI (10)	Partners' Share of Net Income	Partners' Share of FFO
For the quarter ended June 30, 2006	$ 48,932	$ 10,861	$ 28,317	$ 36,314	$ 5,388	$ 20,647
For the six months ended June 30, 2006	$ 94,505	$ 21,949	$ 55,909	$ 70,071	$ 11,211	$ 40,769

(1) For development properties, this represents estimated square feet at completion of development for committed phases of development and renovation projects.
(2) Represents the book value of the property (before accumulated depreciation) owned by the joint venture entity and excludes net other assets. Development book values include uncommitted land.
(3) JV partners' share of debt is defined as total debt less the Company's share of total debt. See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company's share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company's financial performance, and the limitations of the measure as a measurement tool.
(4) AMB Erie is a co-investment partnership formed in 1998 with the Erie Insurance Group.
(5) AMB Institutional Alliance Fund II is a co-investment partnership with institutional investors, which invest through a private REIT.
(6) AMB Partners II is a co-investment partnership formed in 2001 with the City and County of San Francisco Employees' Retirement System.
(7) AMB-SGP is a co-investment partnership formed in 2001 with GIC Real Estate Pte Ltd, the real estate investment subsidiary of the Government of Singapore Investment Corporation.
(8) AMB-AMS is a co-investment partnership with three Dutch pension funds advised by Mn Services NV.
(9) AMB Institutional Alliance Fund III is an open-ended co-investment partnership formed in 2004 with institutional investors, which invest through a private REIT.
(10) See Supplemental Financial Measures Disclosures for a discussion of why management believes NOI is a useful supplemental measure for our management and investors, of ways to use this measure when assessing financial performance, and the limitations of the measure as a measurement tool.

25

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

OTHER CONSOLIDATED JOINT VENTURES
As of June 30, 2006
(dollars in thousands)

Properties	Market	AMB's Ownership Percentage	Number of Buildings	Square Feet	Gross Book Value [1]	Property Debt	JV Partners' Share of Debt [2]
Other Industrial Operating Joint Ventures	Various	92%	30	2,668,850	$ 238,071	$ 61,159	$ 4,457
Other Industrial Development Joint Ventures	Various	75%	13	2,506,389	168,662	48,394	20,177
Total Other Industrial Consolidated Joint Ventures		86%	43	5,175,239	$ 406,733	$109,553	$ 24,634

(1) Represents the book value of the property (before accumulated depreciation) owned by the joint venture entity and excludes net other assets. Development book values include uncommitted land.
(2) JV Partners' Share of Debt is defined as total debt less the Company's share of total debt. See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company's share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company's financial performance, and the limitations of the measure as a measurement tool.

26

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Second Quarter Earnings Conference Call

UNCONSOLIDATED JOINT VENTURES, MORTGAGE INVESTMENTS AND OTHER INVESTMENTS
As of June 30, 2006
(dollars in thousands)

Unconsolidated Joint Ventures	Market	Square Feet	AMB's Net Equity Investment	AMB's Ownership Percentage	AMB's Share of Debt [1]
Co-Investment Joint Ventures					
1. AMB-SGP Mexico [2]	Various, Mexico	2,474,745	$ 18,863	20%	$ 16,640
2. AMB Japan Fund I [3]	Various, Japan	1,960,480	18,311	20%	44,486
Total Co-Investment Joint Ventures		4,435,225	$ 37,174	20%	$ 61,126
Other Industrial Operating Joint Ventures		9,720,658	$ 45,949	52%	$ 97,750
Other Industrial Development Joint Ventures [4]		250,758	1,439	50%	2,871
Total Unconsolidated Joint Ventures		14,406,641	$ 84,562	38%	$ 161,747

Mortgage and Loan Investments	Market	Maturity	Mortgage Receivable [6]	Rate
1. Pier 1 [5]	SF Bay Area	May 2026	$ 12,755	13.0%
2. G.Accion	Various	March 2010	6,061	10.0%
			$ 18,816	

Other Investments	Market	Property Type	Net Investment	AMB's Ownership Percentage	AMB's Share of Debt [1]
1. Park One	Los Angeles	Parking Lot	$ 75,498	100%	$ -
2. G.Accion [7]	Various	Various	38,545	39%	5,574
3. IAT Air Cargo Facilities Income Fund [8]	Canada	Industrial	2,565	5%	-
			$ 116,608		$ 5,574

(1) See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company's share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company's financial performance, and the limitations of the measure as a measurement tool.
(2) AMB-SGP Mexico is a co-investment partnership formed in 2004 with GIC Real Estate Pte Ltd, the real estate investment subsidiary of the Government of Singapore Investment Corporation. Includes $8.3 million of shareholder loans outstanding at June 30, 2006 between the Company and the co-investment partnership.
(3) AMB Japan Fund I is a co-investment partnership formed in 2005 with institutional investors.
(4) Square feet for development joint ventures represents estimated square feet at completion of development project.
(5) AMB has a 0.1% unconsolidated equity interest (with a 33% economic interest) in this property and also has an option to purchase the remaining equity interest beginning January 1, 2007 and expiring December 31, 2009.
(6) The Company holds inter-company loans that it eliminates in consolidations.
(7) The Company has a 39% unconsolidated equity interest in G.Accion, a Mexican real estate company. G.Accion provides management and development services for industrial, retail, residential and office properties in Mexico.
(8) One of the Company's subsidiaries has an approximate 5% equity interest in IAT Air Cargo Facilities Income Fund, a public Canadian real estate income trust.

27

SUPPLEMENTAL ANALYST PACKAGE Second Quarter Earnings Conference Call REPORTING DEFINITIONS Acquisition/non -recurring capex includes immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard” or to stabilization. Also includes incremental building improv ements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building. AMB’s share of total debt-to-AMB’s share of total book capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on the Company ‘s percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. AMB’s share of total book capitalization is defined as the Company ‘s share of total debt plus minority interests to preferred unitholders and limited partnership unitholders plus stockholders’ equity. AMB’s share of total debt-to-AMB’s share of total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on the Company ‘s percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. The Company ‘s definition of “total market capitalization” is total debt plus preferred equity liquidation preferences plus market equity. The Company ‘s definition of “AMB’s share of total market capitalization” is the Company ‘s share of total debt plus preferred equity liquidation preferences plus market equity. The Company ‘s definition of “market equity “ is the total number of outstanding shares of the Company ‘s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of June 30, 2006. AMB’s share of total market capitalization is defined by the Company as the Company ‘s share of total debt plus preferred equity liquidation preferences plus market equity. Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used. Completion/Stabilization is generally defined as properties that are 90% leased or properties for which we have held a certificate of occupancy or building has been substantially complete for at least 12 months. Estimated yields on development and renovation projects are calculated from estimated annual NOI following occupancy stabilization divided by the estimated total investment, including Development Alliance Partner® earnouts (if triggered by stabilization), prepaid ground leases and associated carrying costs. Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest) plus preferred dividends and distributions. Interest coverage is adjusted EBITDA divided by total GAAP interest expense. Market equity is defined by the Company as the total number of outstanding shares of the Company ‘s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of June 30, 2006. Occupancy percentage represents the percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported. Space is considered leas ed when the tenant has either taken physical or economic occupancy. Percentage pre-leased represents the percentage of signed leases only. Preferred is defined by the Company, with respect to its capitalization ratios, as preferred equity liquidation preferences. Renovation projects represents projects where the acquired buildings are less than 75% leased and require significant capital expend itures (generally more than 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% occupancy). Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard. “ Rent increases on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month after a term commencement date and the net ABR due the last month prior to the termination date of the former tenant ‘s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is the first in the unit (first generation) and there is no prior lease for comparison, then it is excluded from this calculation. Same store NOI growth is the change in the NOI (excluding straight -line rents) of the same store properties from the prior year reporting period to the current y ear reporting period. Same store properties include all properties that were owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2004. Same store pool includes Park One parking lot in Los Angeles, California. Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition. Square feet owned represents 100% of the square footage of properties either owned directly by the Company or which the Company has a controlling interest in (e.g. consolidated joint ventures) and excludes square footage of development properties prior to completion. Stabilized GAAP cap rates rates are calculated as NOI, including straight -line rents, stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, all due diligence and closing costs, SFAS 141 adjustments, planned immediate capital expenditures, leasing costs necessary to achieve stabilization and, if applicable, any estimated costs required to buy -out AMB’s joint venture partners. Tenant retention is the square footage of all leases renewed by existing tenants divided by the square footage of all expiring and renewed leases during the reporting period, excluding the square footage of tenants that default or buy -out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases. Total market capitalization is defined by the Company as total debt plus preferred equity liquidation preferences plus market equity. Value-added conversion project represents the repurposing of land or a building site for more valuable uses and may include such activities as rezoning, redesigning, reconstructing and retenanting. 28

SUPPLEMENTAL ANALYST PACKAGE Second Quarter Earnings Conference Call SUPPLEMENTAL FINANCIAL MEASURES DISCLOSURES Adjusted EBITDA. The Company uses adjusted earnings before interest, tax, depreciation and amortization, or adjusted EBITDA, to measure both its operating performance and liquidity. The Company considers adjusted EBITDA to provide investors relevant and useful information because it permits fixed income investors to view income from its operations on an unleveraged basis before the effects of non-cash depreciation and amortization expense. By excluding interest expense, adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. The Company considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, the Company believes that adjusted EBITDA helps fixed income and equity investors to analyze its ability to meet debt service obligations and to make quarterly preferred share and unit distributions. Management uses adjusted EBITDA in the same manner as the Company expects investors to when measuring the Company’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share and unit distributions. The Company believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of the performance of its assets between periods and as against other companies. By excluding interest, taxes, depreciation and amortization when assessing the Company’s financial performance, an investor is assessing the earnings generated by the Company’s operations, but not taking into account the eliminated expenses incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. Adjusted EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on the Company’s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies. Company’s share of total debt. The Company’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. The Company believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their joint ventures. The Company’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the joint ventures. Interest coverage. The Company uses interest coverage to measure its liquidity. The Company considers interest coverage to provide investors relevant and useful information because it permits fixed income investors to measure the Company’s ability to meet its interest payments on outstanding debt. The Company’s computation of interest coverage may not be comparable to interest coverage reported by other companies. Fixed charge coverage. The Company uses fixed charge coverage to measure its liquidity. The Company considers fixed charge coverage to provide investors relevant and useful information because it permits fixed income investors to measure the Company’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. The Company’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies. Funds From Operations (“FFO”). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of its operating performance. FFO is defined as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the Company’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, the Company does not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO, as defined by NAREIT, is a meaningful supplemental measure of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. The Company believes that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. Net Operating Income (“NOI”). Net operating income is defined as rental revenue, including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. The Company considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of the real estate portfolio. However, NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI. Same Store Net Operating Income (“SS NOI”). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers SS NOI to be a useful supplemental measure of our operating performance. For properties that are considered part of the same store pool, see Reporting Definitions. In deriving SS NOI, the Company defines NOI as rental revenues (as calculated in accordance with GAAP), including reimbursements, less straight-line rents, property operating expenses and real estate taxes. The Company excludes straight-line rents in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI. 29

SUPPLEMENTAL ANALYST PACKAGE Second Quarter Earnings Conference Call AMB PROPERTY CORPORATION CONTACTS Contact Name Title Phone E-mail Address Hamid R. Moghadam Chairman & Chief Executive Officer (415) 733-9401 hmoghadam@amb.com W. Blake Baird President and Director (415) 733-9407 bbaird@amb.com Michael A. Coke EVP, Chief Financial Officer (415) 733-9405 mcoke@amb.com Guy F. Jaquier EVP, President, Europe and Asia (415) 733-9406 gjaquier@amb.com Eugene F. Reilly EVP, President, North America (617) 619-9333 ereilly@amb.com John T. Roberts, Jr. EVP, President, AMB Capital Partners (415) 733-9408 jroberts@amb.com Margan S. Mitchell VP, Corporate Communications (415) 733-9477 mmitchell@amb.com Corporate Headquarters Other Principal Office Locations Investor Relations AMB Property Corporation Amsterdam Shanghai Tel: (415) 394-9000 Pier 1, Bay 1 Boston Singapore Fax: (415) 394-9001 San Francisco, CA 94111 Chicago Tokyo E-mail: ir@amb.com Tel: (415) 394-9000 Los Angeles Vancouver Website: www.amb.com Fax: (415) 394-9001 New Jersey

Some of the information included in this supplemental analyst package and the conference call to be held in connection therewith contains forward- looking statements, such as those related to development and renovation projects (including stabilization dates, square feet at stabilization or completion, and total investment amounts), lease expirations and future business plans (such as property divestitures and financings), which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2005.